Registration No. 333-217200

Filed Pursuant to Rule 433

Dated June 10, 2019

Join us on Monday (6/10) at 9:30am ET as we celebrate MicroSectors ETN’s $FNGU & $FNGD and ring the @NYSE opening bell. Stream live here: https://www.nyse.com/bell

Tune in this morning at 9:30am ET as we ring the opening bell at the @NYSE with @BMO. We’ll be celebrating $FNGU & $FNGD and our entire lineup of MicroSectors ETNs, which now includes products tracking the U.S. banking and U.S. oil/energy sectors.

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent tollfree at 1-877-369-5412.